UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2006

RAPTOR PHARMACEUTICALS CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-50720	98-0379350
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Commercial Blvd., Suite 200, Novato, California 94949
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (415) 382-8111

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On August 24, 2006, the Company entered into stock option agreements under the Company’s 2006 Equity Incentive Plan to issue the following stock options to purchase a total of 2,488,400 share of its common stock:

Grant Date / Type of Stock Option(1)	Type of Optionee	Number of Stock Options	Exercise Price	Vesting
May 26, 2006 / ISO	CEO and CSO	500,000	$0.66	(2)
May 26, 2006 / ISO	CFO	250,000	$0.60	(2)
May 26, 2006 / NQ	Directors	1,500,000	$0.60	(2)
May 26, 2006 / ISO	Non-Officer Employees	150,000	$0.60	(2)
July 1, 2006 / NQ	Consultants	19,600	$0.70	(3)
July 1, 2006 / NQ	Consultants	68,800	$0.70	(4)
Total Grants		2,488,400

(1) ISO – Incentive stock option

NQ – Non-qualified stock option
All stock options expire ten years from grant date

(2) Options vest 6/36ths on the six month anniversary of grant date and 1/36th per month thereafter

(3) Options vest 100% on September 1, 2006

(4) Options vest 25% on grant date and 25% per quarter thereafter

These issuances were exempt from registration under the Securities Act of 1933 pursuant to an exemption under Section 4(2) thereof as a sale of securities not involving any public offering.

The forms of stock option agreements for the 2006 Equity Incentive Plan are attached as Exhibits 10.1 and 10.2 hereto.

Item 9.01 Financial Statements and Exhibits

Exhibits
10.1	Form of Incentive Stock Option Agreement under the 2006 Equity Incentive Plan

10.2	Form of Non-Qualified Stock Option Agreement under the 2006 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAPTOR PHARMACEUTICALS CORP.
By: /s/ Kim R. Tsuchimoto
Kim R. Tsuchimoto, C.P.A. Chief Financial Officer, Secretary and Treasurer Date: August 24, 2006